UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2018

INSULET CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33462	04-3523891
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

600 Technology Park Drive, Suite 200
Billerica, Massachusetts 01821
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (978) 600-7000

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 – Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

On September 10, 2018, the Board of Directors (the “Board”) of Insulet Corporation (the “Company”) appointed Shacey Petrovic, currently the Company’s President and Chief Operating Officer, as President and Chief Executive Officer, effective January 1, 2019. In addition, the Board increased the size of the Board from eight to nine directors (by adding an additional Class II seat) and appointed Ms. Petrovic as a Class II director, effective immediately. Patrick J. Sullivan has notified the Company that he will retire as Chairman and Chief Executive Officer, and as a Class III director, effective as of the close of business on December 31, 2018. The Board also resolved that the size of the Board will be decreased from nine to eight directors (through the elimination of one Class III seat), effective upon Mr. Sullivan’s retirement. Mr. Sullivan’s retirement from the Board is not because of a disagreement with the registrant on any matter relating to the registrant’s operations, policies or practices.

In connection with these succession matters, on September 10, 2018, the Company entered into an offer letter with Ms. Petrovic (the “Offer Letter”), and a retirement agreement with Mr. Sullivan (the “Retirement Agreement”), each of which were approved by the Compensation Committee of the Board. These documents are described below.

Offer Letter with Ms. Petrovic:

Under the terms of the Offer Letter, in connection with her appointment as President and Chief Executive Officer, Ms. Petrovic’s annual base salary will be increased to $675,000 and she will receive a promotion award of time-based vesting restricted stock units with a grant date fair value equal to $500,000. Her target annual bonus for the 2019 fiscal year will be set at 100% of her base salary amount. For such 2019 fiscal year, she will also receive an annual equity award with an aggregate grant date fair value equal to $3,500,000, which shall be provided 60% in the form of performance-based vesting restricted stock units, 20% in the form of time-based vesting restricted stock units and 20% in the form of time-based vesting stock options. The foregoing summary is qualified in its entirety by reference to the text of the Offer Letter, which is attached and filed herewith as Exhibit 10.1 and incorporated herein by reference.

Retirement Agreement with Mr. Sullivan:

Under the Retirement Agreement, Mr. Sullivan will retire as Chairman and Chief Executive Officer, and as a Class III director, effective as of the close of business on December 31, 2018. His retirement will be treated as a resignation for “Good Reason” under the terms of his existing employment agreement with the Company and the Company’s Amended and Restated Executive Severance Plan, entitling him to the severance payments, equity acceleration rights and other benefits provided for therein (subject to his execution of a release and his compliance with ongoing obligations, including with respect to confidentiality, non-competition and non-solicitation). These payments, rights and benefits include (i) approximately $4.3 million in severance payable in equal installments over 24 months, (ii) acceleration of all time-based vesting equity awards, and the satisfaction of all time-based criteria under performance-based vesting equity awards (which will remain subject to applicable performance-based vesting conditions), and (iii) 24 months of continuing health and dental insurance coverage. The Retirement Agreement provides that for twelve months after the Retirement Date, Mr. Sullivan will be reasonably available to the Company for consultation and advice, pursuant to a mutually agreeable consulting arrangement to be entered into by the parties to the extent they deem it necessary or appropriate. The foregoing summary is qualified in its entirety by reference to the text of the Retirement Agreement, which is attached and filed herewith as Exhibit 10.2 and incorporated herein by reference.

Board Composition Matters:

In addition to the Board composition actions described above, on September 10, 2018, the Board resolved that, upon Mr. Sullivan’s retirement from the Board, Timothy J. Scannell, who has served as an independent director since 2014, will become the Company’s independent Chairman of the Board.

About Shacey Petrovic:

Ms. Petrovic has served as Insulet’s President and Chief Operating Officer since October 2016. From February 2016 to October 2016, she served as Executive Vice President and President, Diabetes Products, and from February 2015 to February 2016, she served as Chief Commercial Officer. From March 2013 to February 2015, Ms. Petrovic served as President and Chief Executive Officer of Clinical Innovations, LLC, a developer and manufacturer of medical devices and diagnostics for women’s health. From 2000 to 2013, she served in a number of key roles at Hologic, Inc. and Cytyc Corporation, which merged with Hologic in October 2007, including Vice President and General Manager of Hologic’s GYN Surgical Products division, as well as various sales and marketing leadership roles in the U.S. and Europe. Ms. Petrovic earned her Bachelor of Science in Biology from the University of Wisconsin.

Item 7.01 – Regulation FD Disclosure.

On September 10, 2018, the Company issued a press release regarding certain of the matters described in Item 5.02. That press release is furnished herewith as Exhibit 99.1.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 – Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

10.1	Offer Letter between Shacey Petrovic and Insulet Corporation, dated September 10, 2018.

10.2	Retirement Agreement between Patrick J. Sullivan and Insulet Corporation, dated September 10, 2018.

99.1	Press Release, dated September 10, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION

September 14, 2018	By:	/s/ Michael L. Levitz
Name: Michael L. Levitz
Title: Chief Financial Officer